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                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                January 20, 2000

DoubleClick Inc.
450 W. 33rd Street
New York, New York 10001

               Re: DoubleClick Inc. Registration Statement on Form S-8
                   for 460,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional reserve of 400,000 shares of the Company's common stock under the DoubleClick Inc. 401(k) Plan (the "Plan") and 60,000 shares of the Company's common stock under the NetGravity Inc. 1998 Employee Stock Purchase Plan (the "NetGravity Plan") (collectively, the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan and the NetGravity Plan. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan and the NetGravity Plan, respectively, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, the NetGravity Plan or the shares of Common Stock issuable under the Plan, or the NetGravity Plan.


                                            Very truly yours,



                                            /s/ BROBECK, PHLEGER & HARRISON LLP
                                            -----------------------------------
                                            Brobeck, Phleger & Harrison LLP